EXHIBIT 25.2

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM T-1
                                  --------

                           STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                  OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                      ---------------------------------

                      THE FIRST NATIONAL BANK OF CHICAGO
              (Exact name of trustee as specified in its charter)

    A National Banking Association                           36-0899825
                                                       (I.R.S. employer
                                                   identification number)

One First National Plaza, Chicago, Illinois                 60670-0126
         (Address of principal executive offices)            (Zip Code)

                      The First National Bank of Chicago
                     One First National Plaza, Suite 0286
                        Chicago, Illinois   60670-0286
            Attn:  Lynn A. Goldstein, Law Department (312) 732-6919
           (Name, address and telephone number of agent for service)

                     -----------------------------------

                           FIRST HAWAIIAN CAPITAL I
              (Exact name of obligor as specified in its charter)


         Delaware                                      94-3284085
   (State or other jurisdiction of                    (I.R.S. employer
   incorporation or organization)                     identification number)

         First Hawaiian Bank Tower
         999 Bishop Street
         Honolulu, Hawaii                               96813
(Address of principal executive offices)               (Zip Code)


                      8.343% Capital Securities, Series B
                         (Title of Indenture Securities)

Item 1. General Information. Furnish the following information as to the trustee:

                 (a)      Name and address of each examining or
                 supervising authority to which it is subject.

                 Comptroller of Currency, Washington, D.C.,
                 Federal Deposit Insurance Corporation,
                 Washington, D.C., The Board of Governors of the Federal Reserve System, Washington, D.C.

                 (b)      Whether it is authorized to exercise
                 corporate trust powers.

                The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

                 No such affiliation exists with the trustee.


Item 16.         List of exhibits.   List below all exhibits filed as a
                 part of this Statement of Eligibility.

                 1. A copy of the articles of association of the trustee now in effect.*

                 2. A copy of the certificates of authority of the trustee to commence business.*

                 3. A copy of the authorization of the trustee to exercise corporate trust powers.*

                 4.  A copy of the existing by-laws of the trustee.*

                 5.  Not Applicable.

                 6.  The consent of the trustee required by
                     Section 321(b) of the Act.

                 7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                 8.  Not Applicable.

                 9.  Not Applicable.


         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 15th day of October, 1997.


                                  The First National Bank of Chicago,
                                  Trustee

                                  By       /s/ Richard D. Manella

                                           Richard D. Manella
                                           Vice President and Senior Counsel






* Exhibits 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 25.1 to the Registration Statement on Form S-3 of SunAmerica Inc. filed with the Securities and Exchange Commission on October 25, 1996 (Registration No. 333-14201).

                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                         BY SECTION 321(b) OF THE ACT


                                                   October 15, 1997





Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of the Amended and Restated Trust Agreement of First Hawaiian Capital I, the undersigned, in accordance with
Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                          Very truly yours,

                                           The First National Bank of Chicago

                                  By:      /s/ Richard D. Manella

                                           Richard D. Manella
                                           Vice President and Senior Counsel

                                   EXHIBIT 7

Legal Title of Bank:  The First National Bank of    Call Date: 06/30/97
                                                    ST-BK: 17-1630 FFIEC 031
                                                    Page RC-1
Address:              One First National Plaza,
                      Ste 0303
City, State Zip:      Chicago, IL 60670
FDIC Certificate No.  0/3/6/1/8

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for June 30, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC-Balance Sheet

                                                                                                  C400
                                                         Dollar Amounts                              BIL MIL
                                                          in Thousands               RCFD              THOU
                                                          -------------               ----             ------

                                                   C>
ASSETS
1.  Cash and balances due from depository
    institutions (from Schedule RC-A):
    a.  Noninterest-bearing balances
        and currency and coin<F1>  .                                               0081           4,415,563        1.a.
    b.  Interest-bearing
         balances<F2> . . . . . . . .                                              0071           7,049,275        1.b.
2.  Securities
    a.   Held-to-maturity
         securities(from Schedule RC-
         B, column A) . . . . . . . .                                              1754                   0        2.a.
    b.   Available-for-sale
         securities (from Schedule
         RC-B, column D)  . . . . . .                                              1773           4,455,173        2.b.
3.  Federal funds sold and securities
    purchased under agreements to resell                                           1350           4,604,233        3.
4.  Loans and lease financing
    receivables:
    a:  Loans and leases, net of
        unearned income (from
        Schedule RC-C) . . . . . . .                 RCFD 2122    24,185,099                                       4.a.
    b.  LESS: Allowance for loan and
        lease losses . . . . . . . .                 RCFD 3123       423,419                                       4.b.
    c:  LESS: Allocated transfer
        risk reserve . . . . . . . .                 RCFD 3128             0                                       4.c.
    d:  Loans and leases, net of
        unearned income, allowance,
        and reserve (item 4.a minus
        4.b and 4.c) . . . . . . . .                                               2125           23,761,680       4.d.
5.  Trading assets (from Schedule RD-D) .                                          3545            6,930,216       5.

6.  Premises and fixed assets (including
    capitalized leases) . . . . . . . . .                                           2145             705,704        6.
7.  Other real estate owned (from
    Schedule RC-M)  . . . . . . . . . . .                                           2150               7,960        7.
8.  Investments in unconsolidated
    subsidiaries and associated companies
    (from Schedule RC-M)  . . . . . . . .                                           2130              64,504        8.
9.  Customers' liability to this bank on
    acceptances outstanding . . . . . . .                                           2155             562,251        9.
10. Intangible assets (from
    Schedule RC-M)  . . . . . . . . . . .                                           2143             283,716       10.
11. Other assets (from Schedule
    RC-F)   . . . . . . . . . . . . . . .                                           2160           1,997,778       11.
12. Total assets (sum of items 1
    through 11)   . . . . . . . . . . . .                                           2170          54,837,423       12.


------------------

<F1> Includes cash items in process of collection and unposted debits.
<F2> Includes time certificates of deposti not held for trading.

Legal Title of Bank:   The First National Bank of    Call Date: 06/30/97
                                                     ST-BK: 17-1630 FFIEC 031
                                                     Page RC-2
Address:               One First National Plaza,
                       Ste 0303
City, State Zip:       Chicago, IL 60670
FDIC Certificate No.   0/3/6/1/8

Schedule RC-Continued


                                                    Dollar Amounts in
                                                        Thousands                               Bil Mil Thou
                                                     ---------------                            ------------

LIABILITIES
13. Deposits:
    a.  In domestic offices (sum of
        totals of columns A and C from
        Schedule RC-E, part 1)  . . .                                                 RCON 2200          21,852,164       13.a
        (1) Noninterest-bearing<F1> .                  RCON 6631    9,474,510                                             13.a.1
        (2) Interest-bearing  . . . .                  RCON 6636   12,377,654                                             13.a.2
    b.  In foreign offices, Edge and
        Agreement subsidiaries, and
        IBFs (from Schedule RC-E Part
        II) . . . . . . . . . . . . .                                                 RCFN 2200          13,756,280       13.b
        (1)  Noninterest bearing  . .                  RCFN 6631     330,030                                              13.b.1
        (2)  Interest-bearing   . . .                  RCFN 6636  13,426,250                                              13.b.2
14.     Federal funds purchased and                                                   RCFD 2800          3,827,159        14
        securities sold under
        agreements to repurchase:
15. a.  Demand notes issued to the U.S.
        Treasury . . . . . . . . . . .                                                RCON 2840             40,307         15.a.
    b.  Trading Liabilities (from
        Schedule RC-D)  . . . . . . .                                                 RCFD 3548          4,985,577        15.b.
16.     Other borrowed money:
    a.  With original maturity of one
        year or less  . . . . . . . .                                                 RCFD 2332          2,337,018        16.a
    b.  With original maturity of more than
        one year through three years                                                   A547               265,393         16.b
    c.  With a remaining maturity of
        more than three years . . . .                                                  A548               322,175         16.c
17.     Not applicable  . . . . . . .
18.     Bank's liability on acceptance
        executed and outstanding  . .                                                  RCFD 2920          562,251          18
19.     Subordinated notes and
        debentures<F2>  . . . . . . .                                                  RCFD 3200          1,700,000         19
20.     Other liabilities (from
        Schedule RC-G)  . . . . . . .                                                  RCFD 2930          929,875           20
21.     Total liabilities (sum of items
        13 through 20)  . . . . . . .                                                  RCFD 2948          50,618,199        21
22.     Not applicable  . . . . . . .
EQUITY CAPITAL
23.     Perpetual preferred stock and
        related surplus . . . . . . .                                                  RCFD 3838          0                 23

24.     Common stock  . . . . . . . .                                                 RCFD 3230            200,858         24
25.     Surplus (exclude all surplus
        related to preferred stock) .                                                 RCFD 3839          2,948,616         25
26.a.   Undivided profits and capital
        reserves  . . . . . . . . . .                                                 RCFD 3632          1,059,214         26.a.
    b.  Net unrealized holding gains
        (losses) on available-for-sale
        securities  . . . . . . . . .                                                 RCFD 8434             12,788         26.b.
27.     Cumulative foreign currency
        translation adjustments . . .                                                 RCFD 3284             (2,252)        27
28.     Total equity capital (sum of
        items 23 through 27)  . . . .                                                 RCFD 3210           4,219,224        28
29.     Total liabilities and equity
        capital (sum of items 21 and
        28) . . . . . . . . . . . . .                                                 RCFD 3300          54,837,423        29
Memorandum
To be reported only with the March
Report of Condition.
1.  Indicate in the box at the right                                                                                      Number
    the number of the statement below
    that best describes the most comprehensive
    level  of auditing work performed for the
    bank by independent external auditors as
    of any date during 1996 . . . . . . . . . .                 RCFD 6724                  N/A                             M.1.


         1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
         2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company
              (but not on the bank separately)
         3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
         4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
         5 = Review of the bank's financial statements by external auditors
         6 = Compilation of the bank's financial statements by external auditors
         7 =  Other audit procedures (excluding tax preparation work)
         8 =  No external audit work

         ------------
         [FN]
         <F1> Includes total demand deposits and noninterest-bearing time and savings deposits.
         <F2> Includes limited-life preferred stock and related surplus.